Exhibit 99.1

PRESS RELEASE Steven Cantor
VP of Corporate Relations T +1 978 436 6750 irelations@entegris.com

FOR RELEASE AT 9:15AM ET

Entegris Completes Acquisition of ATMI

Combination Creates a Leading Supplier of Yield-Enhancing Technology For Advanced

Manufacturing Solutions

BILLERICA, Mass., April 30, 2014 – Entegris, Inc. (Nasdaq: ENTG) (“Entegris”) today announced that it has completed its acquisition of ATMI, Inc. (ATMI), creating a leading supplier of products and materials for semiconductor and other advanced manufacturing.

Bertrand Loy, President and Chief Executive Officer of Entegris said, “We are excited to bring together two strong, successful companies with premium brands and incredibly talented teams. As one company, we are creating a very compelling platform for our shareholders, customers and employees. As our customers continue to develop and ramp new, ever more complex and advanced manufacturing processes, we are positioned to leverage our innovative energy and unique strengths to bring a broader portfolio of yield-enhancing solutions to market faster than before.”

The combined company, which employs 3,500 people worldwide, has pro forma 2013 revenues of more than $1 billion and adjusted EBITDA of approximately $250 million, adjusted for targeted annualized cost synergies of $30 million, transaction-related costs and other one-time items.

Transaction Information

As previously announced on February 4, 2014, under terms of the merger agreement, ATMI shareholders are entitled to receive $34.00 in cash, without interest or dividends, for each share of ATMI common stock they held at the time of closing. The transaction is expected to be immediately accretive to Entegris’ non-GAAP earnings per share.

129 Concord Road | Billerica, MA 01821 USA | T +1 978 436 6500

In connection with the completion of the transaction, ATMI ceased trading on the NASDAQ stock exchange.

ABOUT ENTEGRIS

Entegris is a leading provider of yield-enhancing materials and components for advanced manufacturing processes in the semiconductor and other high-technology industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, Entegris’ ability to successfully integrate the ATMI business and achieve anticipated synergies, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” “Risks Related to Owning Our Securities,” and “Risks Related to the Pending Merger with ATMI, Inc.” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2013, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

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